EXHIBIT 99.1

PennantPark Investment Corporation Announces Financial Results for the Quarter Ended June 30, 2025

MIAMI, Aug. 11, 2025 (GLOBE NEWSWIRE) -- PennantPark Investment Corporation (NYSE: PNNT) announced today its financial results for the third quarter ended June 30, 2025.

HIGHLIGHTS
Quarter ended June 30, 2025 (unaudited)
($ in millions, except per share amounts)

Assets and Liabilities:
Investment portfolio (1)	$1,171.6
Net assets	$480.6
Net asset value per share	$7.36
Quarterly change in net asset value per share	(1.6)%

Credit Facility	$316.4
2026 Notes, net of unamortized deferred financing costs	$149.2
2026-2 Notes, net of unamortized deferred financing costs	$163.7
Regulatory debt to equity	1.31x
Weighted average yield on debt investments	11.5%

Operating Results:
Net investment income	$11.8
Net investment income per share	$0.18
Core net investment income per share (2)	$0.18
Distributions declared per share	$0.24

Portfolio Activity:
Purchases of investments (3)	$87.7
Sales and repayments of investments (3)	$132.2

PSLF Portfolio data:
PSLF investment portfolio	$1,339.1
Purchases of investments	$22.0
Sales and repayments of investments	$71.4

  Includes investments in PennantPark Senior Loan Fund, LLC ("PSLF"), an unconsolidated joint venture, totaling $213.6 million, at fair value.
  Core net investment income ("Core NII") is a non-GAAP financial measure. The Company believes that Core NII provides useful information to investors and management because it reflects the Company's financial performance excluding one-time or non-recurring investment income and expenses. The presentation of this additional information is not meant to be considered in isolation or as a substitute for financial results prepared in accordance with GAAP. For the quarter ended June 30, 2025, there were no one-time events, resulting in $0.18 of Core NII.
  Excludes U.S. Government Securities.

CONFERENCE CALL AT 12:00 P.M. EST ON AUGUST 12, 2025

PennantPark Investment Corporation (“we,” “our,” “us” or the “Company”) will also host a conference call at 12:00 p.m. (Eastern Time) on Tuesday, August 12, 2025 to discuss its financial results. All interested parties are welcome to participate. You can access the conference call by dialing toll-free (888) 394-8218 approximately 5-10 minutes prior to the call. International callers should dial (646) 828-8193. All callers should reference conference ID #3278368 or PennantPark Investment Corporation. An archived replay will also be available on a webcast link located on the Quarterly Earnings page in the Investor section of PennantPark’s website.

PORTFOLIO AND INVESTMENT ACTIVITY

“We are encouraged by the recent resurgence in deal activity, which we anticipate will result in increased new loan originations and potential exits of our equity positions. " said Art Penn, Chairman and CEO. "We remain focused on the plan to rotate out of our equity positions and redeploy that capital into debt investments which will drive growth in our core net investment income.  We will continue to utilize the significant balance of spillover income to cover any shortfall between core net investment income and the dividend as we execute on the plan.”

As of June 30, 2025, our portfolio totaled $1,171.6 million and consisted of $476.4 million or 41% of first lien secured debt, $124.7 million or 11% of U.S. Government Securities, $18.0 million or 1% of second lien secured debt, $194.2 million or 16% of subordinated debt (including $140.3 million or 12% in PSLF) and $358.3 million or 31% of preferred and common equity (including $73.3 million or 6% in PSLF). Our interest bearing debt portfolio consisted of 90% variable-rate investments and 10% fixed-rate investments. As of June 30, 2025, we had four portfolio companies on non-accrual, representing 2.8% and 0.7% percent of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $40.4 million as of June 30, 2025. Our overall portfolio consisted of 158 companies with an average investment size of $6.6 million (excluding U.S. Government Securities), had a weighted average yield on interest bearing debt investments of 11.5%.

As of September 30, 2024, our portfolio totaled $1,328.1 million and consisted of $667.9 million or 50% of first lien secured debt, $99.6 million or 8% of U.S. Government Securities, $67.2 million or 5% of second lien secured debt, $181.7 million or 14% of subordinated debt (including $115.9 million or 9% in PSLF) and $311.7 million or 23% of preferred and common equity (including $67.9 million or 5% in PSLF). Our interest bearing debt portfolio consisted of 94% variable-rate investments and 6% fixed-rate investments. As of September 30, 2024, we had two portfolio companies on non-accrual, representing 4.1% and 2.3% of our overall portfolio on a cost and fair value basis, respectively. Overall, the portfolio had net unrealized appreciation of $11.2 million as of September 30, 2024. Our overall portfolio consisted of 152 companies with an average investment size of $8.1 million (excluding U.S. Government Securities), had a weighted average yield on interest bearing debt investments of 12.3%.

For the three months ended June 30, 2025, we invested $87.7 million in four new and 28 existing portfolio companies with a weighted average yield on debt investments of 10.0%. For the three months ended June 30, 2025, sales and repayments of investments totaled $132.2 million including $21.8 million sold to PSLF. For the nine months ended June 30, 2025, we invested $560.2 million in 19 new and 112 existing portfolio companies with a weighted average yield on debt investments of 10.5%. For the nine months ended June 30, 2025, sales and repayments of investments totaled $749.0 million including $462.8 million sold to PSLF. The investments sales and repayments noted above exclude all purchases and sales of U.S. Government Securities.

For the three months ended June 30, 2024, we invested $163.1 million in 11 new and 42 existing portfolio companies with a weighted average yield on debt investments of 12.0%. For the three months ended June 30, 2024, sales and repayments of investments totaled $132.9 million including $37.8 million sold to PSLF. For the nine months ended June 30, 2024, we invested $752.1 million in 29 new and 65 existing portfolio companies with a weighted average yield on debt investments of 11.9%. For the nine months ended June 30, 2024, sales and repayments of investments totaled $380.1 million including $191.8 million sold to PSLF. The investments sales and repayments noted above exclude all purchases and sales of U.S. Government Securities.

PennantPark Senior Loan Fund, LLC

As of June 30, 2025, PSLF’s portfolio totaled $1,339.1 million, consisted of 115 companies with an average investment size of $11.6 million and had a weighted average yield interest bearing debt investments of 10.4%.

As of September 30, 2024, PSLF’s portfolio totaled $1,031.2 million, consisted of 102 companies with an average investment size of $10.1 million and had a weighted average yield interest bearing debt investments of 11.3%.

For the three months ended June 30, 2025, PSLF invested $22.0 million, including $21.8 million purchased from the Company, in three new and one existing portfolio companies at weighted average yield interest bearing debt investments of 9.8%. PSLF’s sales and repayments of investments for the same period totaled $71.4 million. For the nine months ended June 30, 2025, PSLF invested $545.7 million, including $462.8 million purchased from the Company, in 26 new and 57 existing portfolio companies at weighted average yield interest bearing debt investments of 10.3%. PSLF’s sales and repayments of investments for the same period totaled $228.8 million.

For the three months ended June 30, 2024, PSLF invested $56.0. million, including $37.8 million purchased from the Company, in five new and seven existing portfolio companies at weighted average yield on interest bearing debt investments of 11.5%. PSLF’s sales and repayments of investments for the same period totaled $54.9 million. For the nine months ended June 30, 2024, PSLF invested $250.2 million, including $191.8 million purchased from the Company, in 21 new and 16 existing portfolio companies at weighted average yield on interest bearing debt investments of 12.0%. PSLF’s sales and repayments of investments for the same period totaled $133.8 million.

RESULTS OF OPERATIONS

Set forth below are the results of operations for the three and nine months ended June 30, 2025 and 2024.

Investment Income

For the three and nine months ended June 30, 2025, investment income was $29.6 million and $94.4 million, respectively, which was attributable to $21.6 million and $68.9 million from first lien secured debt, $0.4 million and $3.4 million from second lien secured debt, $1.0 million and $3.2 million from subordinated debt and $6.5 million and $18.9 million from other investments, respectively. For the three and nine months ended June 30, 2024, investment income was $37.0 million and $107.3 million, respectively, which was attributable to $25.9 million and $78.5 million from first lien secured debt, $2.1 million and $7.6 million from second lien secured debt, $0.6 million and $1.9 million from subordinated debt and $8.4 million and $19.3 million from other investments, respectively. The decrease in investment income for three and nine months ended June 30, 2025, was primarily due to a decrease in our total portfolio size and a decrease in our weighted average yield on debt investments.

Expenses

For the three and nine months ended June 30, 2025, expenses totaled $17.8 million and $58.2 million, respectively, and were comprised of $9.2 million and $31.6 million of debt related interest and expenses, $3.9 million and $12.2 million of base management fees, $2.5 million and $7.7 million of incentive fees, $1.5 million and $4.8 million of general and administrative expenses and $0.7 million and $1.9 million of provision for excise taxes, respectively. For the three and nine months ended June 30, 2024, expenses totaled $21.3 million and $61.7 million, respectively, and were comprised of; $11.5 million and $32.9 million of debt-related interest and expenses, $4.2 million and $12.4 million of base management fees, $3.3 million and $9.7 million of incentive fees, $1.5 million and $4.8 million of general and administrative expenses and $0.7 million and $1.9 million of provision for excise taxes, respectively. The decrease in expenses for the three and nine months ended June 30, 2025, was primarily due to decreases in interest and expenses on debt and a decrease in incentive fees.

Net Investment Income

For the three and nine months ended June 30, 2025, net investment income totaled $11.8 million and $36.2 million, or $0.18 per share and $0.55 per share, respectively. For the three and nine months ended June 30, 2024, net investment income totaled $15.7 million and $45.7 million, or $0.24 per share and $0.70 per share, respectively. The decrease in net investment income was primarily due to a decrease in investment income and partially offset by a decrease in expenses.

Net Realized Gains or Losses

For the three and nine months ended June 30, 2025, net realized gains (losses) totaled $(0.5) million and $(30.8) million, respectively. For the three and nine months ended June 30, 2024, net realized gains (losses) totaled $(6.9) million and $(36.1) million, respectively. The change in realized gains (losses) was primarily due to changes in the market conditions of our investments and the values at which they were realized.

Unrealized Appreciation or Depreciation on Investments and Debt

For the three and nine months ended June 30, 2025, we reported net change in unrealized appreciation (depreciation) on investments of $(0.2) million and $29.3 million, respectively. For the three and nine months ended June 30, 2024, we reported net change in unrealized appreciation (depreciation) on investments of $(5.1) million and $23.2 million, respectively. As of June 30, 2025 and September 30, 2024, our net unrealized appreciation (depreciation) on investments totaled $40.4 million and $11.2 million, respectively. The net change in unrealized appreciation (depreciation) on our investments was primarily due to changes in the capital market conditions of our investments and the values at which they were realized.

For the three and nine months ended June 30, 2025, the Truist Credit Facility had a net change in unrealized appreciation (depreciation) of $(2.9) million and $(1.0) million, respectively. For the three and nine months ended June 30, 2024, the Truist Credit Facility had a net change in unrealized appreciation (depreciation) of $(0.1) million and $(1.6) million, respectively. As of June 30, 2025 and September 30, 2024, the net unrealized appreciation (depreciation) on the Truist Credit Facility totaled $0.1 million and $1.1 million, respectively. The net change in unrealized depreciation compared to the same periods in the prior period was primarily due to changes in the capital markets.

Net Change in Net Assets Resulting from Operations

For the three and nine months ended June 30, 2025, net increase (decrease) in net assets resulting from operations totaled $8.2 million and $33.7 million or $0.12 per share and $0.52 per share, respectively. For the three and nine months ended June 30, 2024, net increase (decrease) in net assets resulting from operations totaled $3.7 million and $30.5 million or $0.06 per share and $0.47 per share, respectively. The change in net assets from operations for the nine months ended June 30, 2025 was primarily due to a change in the net realized and unrealized depreciation in the portfolio primarily driven by changes in market conditions and decrease in net investment income.

LIQUIDITY AND CAPITAL RESOURCES

Our liquidity and capital resources are derived primarily from cash flows from operations, including income earned, proceeds from investment sales and repayments and proceeds of securities offerings and debt financings. Our primary use of funds from operations includes investments in portfolio companies and payments of interest expense, fees and other operating expenses we incur. We have used, and expect to continue to use, our debt capital, proceeds from the rotation of our portfolio and proceeds from public and private offerings of securities to finance our investment objectives and operations.

As of June 30, 2025 and September 30, 2024, we had $316.5 million and $461.5 million, respectively, in outstanding borrowings under the Truist Credit Facility. The Truist Credit Facility had a weighted average interest rate of 6.7% and 7.2%, respectively, exclusive of the fee on undrawn commitment. As of June 30, 2025 and September 30, 2024, we had $183.5 million and $13.5 million of unused borrowing capacity under the Truist Credit Facility, respectively, subject to leverage and borrowing base restrictions.

As of June 30, 2025 and September 30, 2024, we had cash and cash equivalents of $70.5 million and $49.9 million, respectively, available for investing and general corporate purposes. We believe our liquidity and capital resources are sufficient to allows us to effectively operate our business.

For the nine months ended June 30, 2025, our operating activities provided cash of $212.6 million and our financing activities used cash of $192.0 million. Our operating activities provided cash primarily due to our investment activities and our financing activities used cash primarily for repayments of our credit facility and distributions paid to stockholders.

For the nine months ended June 30, 2024, our operating activities used cash of $167.7 million and our financing activities provided cash of $188.1 million. Our operating activities used cash primarily due to our investment activities and our financing activities provided cash primarily from borrowings under the Truist Credit Facility.

DISTRIBUTIONS

During the three and nine months ended June 30, 2025, we declared distributions of $0.24 and $0.72 per share, for total distributions of $15.7 million and $47.0 million, respectively. During the three and nine months ended June 30, 2024, we declared distributions of $0.22 and $0.64 per share, for total distributions of $14.4 million and $41.8 million, respectively. We monitor available net investment income to determine if a return of capital for tax purposes may occur for the fiscal year. To the extent our taxable earnings fall below the total amount of our distributions for any given fiscal year, stockholders will be notified of the portion of those distributions deemed to be a tax return of capital. Tax characteristics of all distributions will be reported to stockholders subject to information reporting on Form 1099-DIV after the end of each calendar year and in our periodic reports filed with the SEC.

RECENT DEVELOPMENTS

In July 2025, PSLF’s wholly-owned and consolidated subsidiary, PennantPark CLO VII, LLC ("CLO VII")  partially refinanced its $300 million debt securitization. The $21.0 million of Class B Loans interest was decreased from SOFR plus 4.05% to SOFR plus 1.95%, the $24.0 million of Class C Loans interest was decreased from SOFR plus 4.70% to SOFR plus 2.30% and the $18.0 million of Class D Loans interest was decreased from SOFR plus 7.00% to SOFR plus 3.35%. As a result of this refinancing, the weighted average cost of capital went from SOFR+3.31% to SOFR+2.63%.

Dividends Declared:

On July 14, 2025, PennantPark Investment Corporation declared the following distributions:

Record Date	Payment Date	Distributions per Common Share
August 15, 2025	September 2, 2025	$0.08
September 15, 2025	September 30, 2025	$0.08

AVAILABLE INFORMATION

The Company makes available on its website its Quarterly Report on Form 10-Q filed with the SEC and stockholders may find the report on our website at www.pennantpark.com.

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES (In thousands, except share data)

	June 30, 2025	September 30, 2024
	(unaudited)
Assets
Investments at fair value
Non-controlled, non-affiliated investments (amortized cost—$723,149 and $916,168, respectively)	$729,787	$910,323
Non-controlled, affiliated investments (amortized cost—$58,443 and $56,734, respectively)	7,484	33,423
Controlled, affiliated investments (amortized cost—$349,671 and $343,970, respectively)	434,353	384,304
Total investments (amortized cost—$1,131,263 and $1,316,872, respectively)	1,171,624	1,328,050
Cash and cash equivalents (cost—$70,408 and $49,833, respectively)	70,546	49,861
Interest receivable	4,600	5,261
Distribution receivable	5,832	5,417
Due from affiliates	90	228
Prepaid expenses and other assets	196	269
Total assets	1,252,888	1,389,086
Liabilities
Truist Credit Facility payable, at fair value (cost—$316,456 and $461,456, respectively)	$316,384	460,361
2026 Notes payable (par— $150,000, unamortized deferred financing costs of $753 and $1,429, respectively)	149,247	148,571
2026 Notes-2 payable (par— $165,000, unamortized deferred financing cost of $1,280 and $1,920, respectively)	163,720	163,080
Payable for investment purchased	124,720	100,096
Interest payable on debt	2,919	6,406
Distributions payable	5,224	5,224
Base management fee payable	3,889	4,297
Accounts payable and accrued expenses	3,698	4,053
Incentive fee payable	2,502	3,057
Due to affiliate	—	33
Total liabilities	772,303	895,178
Commitments and contingencies
Net assets
Common stock, 65,296,094 and 65,296,094 shares issued and outstanding, respectively Par value $0.001 per share and 200,000,000 shares authorized	65	65
Paid-in capital in excess of par value	743,968	743,968
Accumulated deficit	(263,448)	(250,125)
Total net assets	$480,585	$493,908
Total liabilities and net assets	$1,252,888	$1,389,086
Net asset value per share	$7.36	$7.56

PENNANTPARK INVESTMENT CORPORATION AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except share data) (Unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2025	2024	2025	2024
Investment income:
From non-controlled, non-affiliated investments:
Interest	$12,659	$17,383	$46,411	$61,353
Payment-in-kind	1,569	1,904	4,554	2,093
Dividend income	560	977	1,566	2,292
Other income	617	392	1,319	2,595
From non-controlled, affiliated investments:
Payment-in-kind	—	—	—	347
From controlled, affiliated investments:
Interest	8,217	7,966	23,360	19,389
Payment-in-kind	355	995	1,178	2,484
Dividend income	5,578	7,387	16,008	16,765
Other income	—	—	27	—
Total investment income	29,555	37,004	94,423	107,318
Expenses:
Interest and expenses on debt	9,196	11,482	31,254	32,906
Base management fee	3,889	4,216	12,174	12,357
Incentive fee	2,502	3,345	7,682	9,684
General and administrative expenses	1,050	1,030	3,450	3,623
Administrative services expenses	450	450	1,400	1,189
Expenses before amendment costs, debt issuance costs and provision for taxes	17,087	20,523	55,960	59,759
Provision for taxes on net investment income	670	735	1,920	1,902
Credit facility amendment and debt issuance costs	—	—	324	—
Net expenses	17,757	21,258	58,204	61,661
Net investment income	11,798	15,746	36,219	45,657
Realized and unrealized gain (loss) on investments and debt:
Net realized gain (loss) on investments and debt:
Non-controlled, non-affiliated investments	(475)	(1,590)	(30,749)	(444)
Non-controlled and controlled, affiliated investments	—	(5,305)	—	(35,474)
Provision for taxes on realized gain on investments	(1)	—	(50)	(177)
Net realized gain (loss) on investments and debt	(476)	(6,895)	(30,799)	(36,095)
Net change in unrealized appreciation (depreciation) on:
Non-controlled, non-affiliated investments	(547)	(1,614)	12,594	(15,412)
Non-controlled and controlled, affiliated investments	347	(3,483)	16,699	38,592
Provision for taxes on unrealized appreciation (depreciation) on investments	—	—	—	(680)
Debt appreciation (depreciation)	(2,972)	(8)	(1,023)	(1,578)
Net change in unrealized appreciation (depreciation) on investments and debt	(3,172)	(5,105)	28,270	20,922
Net realized and unrealized gain (loss) from investments and debt	(3,648)	(12,000)	(2,529)	(15,173)
Net increase (decrease) in net assets resulting from operations	$8,150	$3,746	$33,690	$30,484
Net increase (decrease) in net assets resulting from operations per common share	$0.12	$0.06	$0.52	$0.47
Net investment income per common share	$0.18	$0.24	$0.55	$0.70

ABOUT PENNANTPARK INVESTMENT CORPORATION

PennantPark Investment Corporation, or the Company, is a business development company that invests primarily in U.S. middle-market companies in the form of first lien secured debt, second lien secured debt, subordinated debt and equity investments. PennantPark Investment Corporation is managed by PennantPark Investment Advisers, LLC.

ABOUT PENNANTPARK INVESTMENT ADVISERS, LLC

PennantPark Investment Advisers, LLC is a leading middle market credit platform, managing approximately $10 billion of investable capital, including available leverage. Since its inception in 2007, PennantPark Investment Advisers, LLC has provided investors access to middle market credit by offering private equity firms and their portfolio companies as well as other middle-market borrowers a comprehensive range of creative and flexible financing solutions. PennantPark Investment Advisers, LLC is headquartered in Miami and has offices in New York, Chicago, Houston, Los Angeles, Amsterdam, and Zurich.
FORWARD-LOOKING STATEMENTS

This press release may contain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You should understand that under Section 27A(b)(2)(B) of the Securities Act of 1933, as amended, and Section 21E(b)(2)(B) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995 do not apply to forward-looking statements made in periodic reports PennantPark Investment Corporation files under the Exchange Act. All statements other than statements of historical facts included in this press release are forward-looking statements and are not guarantees of future performance or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in filings with the SEC. PennantPark Investment Corporation undertakes no duty to update any forward-looking statement made herein. You should not place undue influence on such forward-looking statements as such statements speak only as of the date on which they are made.

We may use words such as “anticipates,” “believes,” “expects,” “intends,” “seeks,” “plans,” “estimates” and similar expressions to identify forward-looking statements. Such statements are based on currently available operating, financial and competitive information and are subject to various risks and uncertainties that could cause actual results to differ materially from our historical experience and our present expectations.

The information contained herein is based on current tax laws, which may change in the future. The Company cannot be held responsible for any direct or incidental loss resulting from applying any of the information provided in this publication or from any other source mentioned. The information provided in this material does not constitute any specific legal, tax or accounting advice. Please consult with qualified professionals for this type of advice.

Contact:	Richard T. Allorto, Jr.
PennantPark Investment Corporation
(212) 905-1000
www.pennantpark.com